SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 31, 2006

EPIX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815
(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 372-3260
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.
SIGNATURES

Item 1.01      Entry into a Definitive Material Agreement.
On August 31, 2006, EPIX Pharmaceuticals, Inc. (the “Company”), through its wholly-owned subsidiary, EPIX Delaware, Inc., entered into an amendment (the “Amendment”) to the lease, dated January 25, 2005, between Predix Pharmaceuticals Holdings, Inc. and the Trustees of 4 Maguire Road Realty Trust for the premises located at 4 Maguire Road, Lexington Massachusetts 02421 (the “Lease”). The Amendment expands the total administrative office and laboratory space under the Lease from approximately 29,131 square feet to approximately 57,303 square feet. In addition, the Amendment extends the term of the Lease through October 15, 2013, subject to extension due to the completion of certain improvements for the expanded space. The term of the Lease may also be extended by the parties for two additional periods of three years each. The annual base rent for the prior space under the Lease is $474,500 through December 14, 2006, which amount increases annually over the term of the Lease. Following the completion of certain improvements for the expanded space under the Amendment, the annual base rent for the premises will increase by an additional $577,500, which amount also increases annually over the term of the Lease.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
September 7, 2006	By:	/s/ Kimberlee C. Drapkin
Kimberlee C. Drapkin
Chief Financial Officer